UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March  24, 2005

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.     Entry into a Material Definitive Agreement.

On March 24, 2005, our Board of Directors, upon the recommendation of its Compensation Committee, adopted a compensation policy for non-employee directors in order to provide competitive compensation to attract and retain qualified non-employee directors.  This policy will be effective for fiscal year 2005.

Under this compensation policy, each non-employee director shall be paid an annual retainer of $40,000.  In addition, each non-employee director shall be paid $1,000 for each Board meeting attended and each non-employee director who is a member of a committee of the Board shall be paid $1,000 for each committee meeting attended.  Furthermore, the Chairperson of the Audit Committee shall be paid an additional annual retainer of $15,000 and the Chairperson of the Compensation Committee shall be paid an additional annual retainer of $10,000.

Each non-employee director may elect to receive these fees and retainers in either cash, restricted stock units or a combination of both, provided that any election to receive restricted stock units must be made prior to the beginning of each year.  Cash payments will be paid in quarterly installments in arrears.  If a non-employee director elects to receive all or a portion of his/her fees and retainers in the form of restricted stock units, then such restricted stock units will be granted in January of each year based on the price of the Company’s common stock on December 31st of the previous year and will vest quarterly over the year.  For 2005, those non-employee directors who elect to receive restricted stock units will be granted such units in April 2005 based on the price of the Company’s common stock on March 31, 2005.

The compensation policy adopted by the Board also provides for annual grants of restricted stock units to non-employee directors on the following terms.  Beginning in 2006, in January of each year, the Company will grant to each non-employee director a number of restricted stock units equal to $40,000 divided by the closing price of the Company’s common stock on the date of grant.  The date of grant shall be determined by the Compensation Committee.  Such restricted stock unit grants shall be subject to the terms and conditions of a separate grant agreement and the GFI Group Inc. 2004 Equity Incentive Plan.  Subject to the restrictions and conditions to be set forth in the grant agreement, one-third of the units shall become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: March 29, 2005	By:	/s/ James A. Peers
	Name:	James A. Peers
	Title:	Chief Financial Officer